  Exhibit 99.3

AUSTIN EV, INC.

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DECEMBER 31, 2018 and 2017

AUSTIN EV, INC.

FINANCIAL STATEMENTS
DECEMBER 31, 2018 and 2017

AUSTIN EV, INC.

BALANCE SHEETS
As of December 31, 2018 and 2017

	2018	2017
Assets
Current Assets
Cash	$39,243	$82,544
Accounts Receivable, net of allowance for doubtful accounts of $6,985 and $345, respectively	260,231	16,920
Inventories	1,650,605	3,010,285
Prepaid Expenses and Other Current Assets	169,055	504,550

Total Current Assets	2,119,134	3,614,299

Property and Equipment, net	725,985	300,756

Other Assets	397,560	313,575

Total Assets	$3,242,679	$4,228,630

SEE NOTES TO THE FINANCIAL STATEMENTS

AUSTIN EV, INC.

BALANCE SHEETS
As of December 31, 2018 and 2017

	2018	2017
Liabilities and Members’ Equity
Current Liabilities
Accounts Payable	$2,385,872	$3,035,901
Accrued Expenses	364,274	56,862
Related Party Payables	339,202	82,413
Deferred Income	9,999	382,580
Notes Payable, Current Portion	6,392	0

Total Current Liabilities	3,105,739	3,557,756
Notes Payable, net of Current Portion	28,554	0
Total Liabilities	3,134,293	3,557,756

Stockholders’ Equity
Preferred Stock, 3,882,791 and 1,222,500 issued and outstanding, respectively, $1.00 par value	4,270,507	1,222,500
Common Stock, 10,244,945 and 10,582,445 issued and outstanding, respectively, $0.001 par value	12,449	12,824
Additional Paid-in-Capital	1,119,381	533,010
Accumulated Deficit	(5,293,951)	(1,097,460)

Total Stockholders’ Equity	108,386	670,874

Total Liabilities and Stockholders’ Equity	$3,242,679	$4,228,630

SEE NOTES TO THE FINANCIAL STATEMENTS

AUSTIN EV, INC.

STATEMENTS OF OPERATIONS
For the year ended December 31, 2018 and 2017

	2018	2017

Product Sales Revenue	$5,302,964	$39,415

Cost of Goods Sold	5,008,700	38,448
Gross Profit	294,264	967

Operating Expenses
Research and Development	768,382	171,376
Sales and Marketing	999,724	163,944
General and Administrative	2,578,078	742,002

Total Operating Expenses	4,346,184	1,077,322

Loss from Operations	(4,051,920)	(1,076,355)

Other Income and Expense
Other Income	47	7,600
Interest Expense	(144,618)	(12,331)

Net Loss	$(4,196,491)	$(1,081,086)

Weighted-average fully diluted shares	10,242,650	8,888,746

Net Loss per fully diluted share	$(0.41)	$(0.12)

SEE NOTES TO THE FINANCIAL STATEMENTS

AUSTIN EV, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
For the year ended December 31, 2018 and 2017

	Preferred Stock		Common Stock				Total
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)

Balance at January 1, 2017	0	0	0	0	0	(16,374)	(16,374)

Common Stock Issued	0	0	10,582,445	12,824	447,000	0	459,824

Preferred Stock Issued for Cash	1,222,500	1,222,500	0	0	0	0	1,222,500

Stock-based Compensation	0	0	0	0	86,010	0	86,010

Net Loss	0	0	0	0	0	(1,081,086)	(1,081,086)

Balance at December 31, 2017	1,222,500	$1,222,500	10,582,445	$12,824	$533,010	$(1,097,460)	$670,874
Common Stock Issued for Cash	0	0	12,500	125	0	0	125

Common Stock Redeemed	0	0	(350,000)	(500)	0	0	(500)

Preferred Stock Issued for Cash	2,910,291	3,298,007	0	0	0	0	3,298,007
Preferred Stock Redeemed	(250,000)	(250,000)	0	0	0	0	(250,000)

Stock-based Compensation	0	0	0	0	586,371	0	586,371

Net Loss	0	0	0	0	0	(4,196,491)	(4,196,491)

Balance at December 31, 2018	3,882,791	$4,270,507	10,244,945	$12,449	$1,119,381	$(5,293,951)	$108,386

SEE NOTES TO THE FINANCIAL STATEMENTS

AUSTIN EV, INC.

STATEMENTS OF CASH FLOWS
For the year ended December 31, 2018 and 2017

	2018	2017

Cash flows from operating activities
Net Loss	$(4,196,491)	$(1,081,086)

Adjustments to Net Loss
Depreciation and amortization	288,549	35,184
Stock-based compensation expense	586,371	86,010
(Increase) decrease in accounts receivable	(243,311)	(16,920)
(Increase) decrease in inventories	1,359,680	(2,918,226)
(Increase) decrease in prepaid expenses and other current assets	335,495	(504,550)
(Increase) decrease in deposits	(36,841)	(5,000)
Increase (decrease) in accounts payable	(650,029)	3,035,902
Increase (decrease) in accrued expenses	307,412	56,862
Increase (decrease) in related party payables	256,789	66,039
Increase (decrease) in deferred income	(372,581)	382,581
Net cash used in operating activities	(2,364,957)	(863,204)

Cash flows from investing activities
Purchase of property and equipment	(620,965)	(328,443)
Cash paid for patents and other intangible assets	(139,957)	(8,133)
Net cash used in investing activities	(760,922)	(336,576)

Cash flows from financing activities
Proceeds from issuance of notes payable	34,946	0
Proceeds from issuance of common stock	125	59,824
Disbursements from redemption of common stock	(500)	0
Proceeds from issuance of preferred stock	3,298,007	1,222,500
Disbursements from redemption of preferred stock	(250,000)	0
Net cash provided by financing activities	3,082,578	1,282,324

Net change in cash and cash equivalents	(43,301)	82,544

Beginning cash and cash equivalents	82,544	0

Ending cash	$39,243	$82,544

Supplemental information
Interest paid	$144,618	$12,331

Non-cash Activity
In 2017, the Company received inventory of $92,601 and an intangible asset of $307,939 in exchange for 2,666,667 shares of common stock.

SEE NOTES TO THE FINANCIAL STATEMENTS

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Austin EV, Inc. (the “Company”), a corporation located in Austin, Texas, was formed under the laws of the State of Texas on May 17, 2016 as Austin PRT Vehicle, Inc. and subsequently changed its name to Austin EV, Inc. under an Amended and Restated Articles of Formation filed with the State of Texas on March 9, 2017. The Company was founded on the basis of promoting resource sustainability. The Company is principally engaged in manufacturing and sales of environmentally-conscious, minimal-footprint Electric Vehicles (“EV’s”). The all-electric vehicles are typically sold both directly and to dealers in the United States, Mexico and Canada. The Company is beginning initial stages of operations and is dependent on funding from equity investors. Management plans include ramping up production and sales of vehicles in from 2018 to 2019. Management anticipates additional funding will be required, either through additional preferred stock offers or a new equity raise.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”) and include the accounts of Austin EV, Inc. In management’s opinion, all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for the periods shown have been made.

Revenue Recognition:

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018.

Product revenue from customer contracts is recognized on the sale of each electric vehicle as vehicles are shipped to customers. The vehicle sales orders have only one performance obligation: sale of complete vehicles. Ownership and risk of loss transfers to the customer based on FOB shipping point and freight charges are the responsibility of the customer. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business.

Amounts billed to customers related to shipping and handling are classified as shipping revenue, and we have elected to recognize the cost for freight and shipping when control over vehicles has transferred to the customer as an operating expense. Our policy is to exclude taxes collected from a customer from the transaction price of automotive contracts. Shipping revenue for the years ended December 31, 2018 and 2017 were $35,049 and $0, respectively.

The Company received revenue from the sales of auto parts in the first half of 2018. The Company purchased auto parts and had them drop-shipped directly to the customer. While the Company did not provide any assembly services, it was responsible for all inventory and fulfillment. Total revenue on the transaction was $4,065,000.

Services and other revenue consist of non-warranty after-sales vehicle services. Service revenue for the years ended December 31, 2018 and 2017 were $3,939 and $0, respectively.

Payments received in advance of the delivery of vehicles or performance of services are reported in the accompanying balance sheets as deferred income.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Accounts Receivable: Accounts receivable are recognized and carried at net realizable value. An allowance for doubtful accounts is maintained and reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. As of December 31, 2018 and 2017, management has determined that an allowance for $6,985 and $345, respectively, is reasonable to absorb any losses which may arise. In the event that actual losses differ from our estimate, the results of future periods may be impacted. All accounts receivable are made on an unsecured basis.

Inventories: Inventories are reported at the lesser of cost (using the first-in, first-out method “FIFO”) or net realizable value. Inventories consist of purchased chassis, cabs, batteries, truck beds/boxes, component parts as well as freight, tariffs, duties and other transport-in costs. Inventories are categorized as raw materials, work-in-process and finished goods as of December 31, 2018 and 2017. Work-in-process and finished goods include labor and overhead costs.

Property, Plant and Equipment: Property, plant and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter. Depreciation expense for the years ended December 31, 2018 and 2017 was $195,735 and $27,687, respectively.

Intangible Assets: Intangible assets consist of the cost in registering patents for the Company’s unique inventions. Such patent-related expenses are recorded at their estimated fair value on the date of cost encumbrance and are being amortized over estimated life of 5 years. Intangible assets also include investments made with the supply partner, who is also an investor, for tooling and assembly line configuration. Amortization expense for the years ended December 31, 2018 and 2017 was $92,814 and $7,497, respectively.

The Company follows FASB Accounting Standards Codification (“ASC”) 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. Management has determined that there is no impairment as of December 31, 2018.

Deferred Income: Customer invoices where payment has been received, yet product has not shipped, and therefore revenue cannot be recognized are recorded as a current liability under deferred income. As of December 31, 2018 and 2017, deferred income was recorded as current liabilities of $9,999 and $382,580, respectively.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Rent: The Company recognizes the minimum non-contingent rents required under operating leases as rent expense on a straight-line basis over the lives of the leases, with differences between amounts recognized as expense and the amounts actually paid recorded within the accrued expenses on the accompanying balance sheets. As of December 31, 2018 and 2017, deferred rent was recorded as current liabilities of $4,761 and $0, respectively.

Warranties: The Company recorded a reserve for warranty repairs upon the initial delivery of vehicles to its dealer network in 2018. The Company provides a product warranty on each vehicle including powertrain, battery pack and electronics package. Such warranty matches the product warranty provided by its supplier for warranty parts for all unaltered vehicles. The supplier warranty does not cover warranty-based labor needed to replace a part under warranty. Warranty reserves include management’s best estimate of the projected cost of labor to repair/replace all items under warranty. The Company reserves a percentage of all dealer-based sales to cover an industry-standard warranty fund to support dealer labor warranty repairs. Such percentage is recorded as a component of cost of revenues in the statement of operations. As of December 31, 2018 and 2017, warranty reserves were recorded as current liabilities of $16,918 and $0, respectively.

Stock Based Compensation: The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC 718, Compensation – Stock Compensation. Under the fair value recognition provisions of FASB ASC 718, which requires all stock-based compensation costs to be measured at the grant date based on the fair value of the award and is recognized as compensation expense ratably over the period the services are rendered, which is generally the option vesting period. The Company uses the Black-Scholes option pricing method to determine the fair value of stock options and thus determining compensation expense associated with the grant.

The Company measures stock-based compensation expense for its non-employees and consultants under FASB ASC 505-50, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services”. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided. The fair value of the equity instrument is charged directly to compensation expense and additional-paid-in capital over the period during which services are rendered.

Net Earnings or Loss per Share: The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all common stock warrants and common stock options outstanding were anti-dilutive.

At December 31, 2018 and 2017, the Company excluded the outstanding warrant and option securities, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

Income Taxes: The Company accounts for income tax using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents the management’s best estimate on the most likely future tax consequences of events that have been recognized in our financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

As of December 31, 2018 and 2017, there were no accruals for uncertain tax positions.

Use of Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Fair Value Measurements: The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

The three-level hierarchy for fair value measurements is defined as follows:

●
Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets
●
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active
●
Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments. As of December 31, 2018 and 2017, the Company did not have any level 2 or level 3 instruments.

Concentrations:
The Company purchased 100% of its vehicle parts that it assembles from one supplier, a related entity. The Company had two customers that accounted for approximately 80% of its revenue for the year ended December 31, 2018.

Recent Accounting Pronouncements: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The company is currently evaluating the impact of the pending adoption of the new standard on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The adoption of the ASU did not have a material effect on the Company’s financial statements.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern:
The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management’s plan includes raising capital through additional funding sources, growing its dealer channel base to increase product sales revenue, and expanding its product portfolio offerings. If the Company cannot achieve its operating plan, the Company may find it necessary to dispose of assets or undertake other actions, as may be appropriate.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2018 and 2017 consist of amounts due from invoices issued and product delivered to various customers. The components of accounts receivable are:

	2018	2017

Billed Receivables	$267,216	$17,265
Less Allowance for Doubtful Accounts	(6,985)	(345)

Total	$260,231	$16,920

All billed receivable amounts are expected to be collected during this fiscal year.

NOTE 3 – INVENTORIES

Inventories for the years ended December 31, 2018 and 2017 were summarized as follows:

	2018	2017

Raw Material	$979,277	$2,789,479
Work-in-Process	42,694	44,464
Finished Goods	628,634	176,342

Total Inventories	$1,650,605	$3,010,285

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2018 and 2017:

	2018	2017

Computers and Equipment	$514,477	$84,527
Furniture and Fixtures	105,634	98,446
Leasehold Improvements	12,302	49,237
Prototypes	297,447	90,506
Computer Software	4,516	5,727
	934,376	328,443

Less Accumulated Depreciation and Amortization	(208,391)	(27,687)

Net Property and Equipment	$725,985	$300,756

Depreciation expense for the year ended December 31, 2018 and 2017 was $195,735 and $27,687 respectively

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2018:

	Cost	Accumulated Amortization	Net Book Value	Average Useful Life (years)

Supply-chain development	$307,939	$83,400	$224,539	4-5
Patent costs	148,092	16,911	131,181	4-10

	$456,031	$100,311	$355,720

Amortization expense for the years ended December 31, 2018 and 2017 was $92,814 and $7,497 respectively. The definite lived intangible assets have no residual value at the end of their useful lives. Estimated amortization expense for the next five years as of December 31, 2018 is as follows:
2019	$114,008
2020	$114,008
2021	$106,511
2022	$21,193
$355,720

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 6 – AMOUNTS PAYABLE – RELATED PARTY

The Company has a term loan agreement with one of its founders dated October 1, 2017 for startup and fundraising expenses incurred personally by the founder in the effort to form and fund the initial company startup expenses. The balance due was paid off in May of 2018. As of December 31, 2018 and 2017, the amounts outstanding were $0 and $17,413, respectively.

The Company had received short-term expense advances from its founders. As of December 31, 2018 and 2017, the amounts outstanding were $15,000 and $65,000, respectively.

The Company had financed the purchase of factory tooling for one of its vehicles with the Company’s supplier, Cenntro Automotive Group who currently owns approximately 17.5% of the stock of the company on a fully-diluted basis. As of December 31, 2018 and 2017, the amounts outstanding for factory tooling were $324,202 and $0, respectively. Additionally, as of December 31, 2018 and 2017, the amounts outstanding to Cenntro Automotive Group for trade accounts payable were $2,149,295 and $1,491,495, respectively.

NOTE 7 – OPERATING LEASES

The Company is obligated, as lessee, under cancelable operating leases for office and manufacturing space in Texas.

The following is a schedule for the next five years and thereafter of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2018:

2019	$ 60,299

Total rent expense for the years ended December 31, 2018 and 2017 was $166,293 and $50,553, respectively.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock:
The Company is authorized to issue 3,000,000 shares of preferred stock, no par value, of which all were designated as Series Seed Preferred Stock. As of December 31, 2018, 3,882,791 of Series Seed Preferred Stock were issued and outstanding. Accordingly, under Texas corporate law, a ratification consent will need to be adopted by the shareholders. Upon majority shareholder consent, updated filings will be made with the Texas Secretary of State to confirm authorization of the currently issued and outstanding shares. The Company is in the process of the shareholder ratification.

The Series Seed Preferred Stock is convertible at any time after issuance at the option of the holder into the Company’s Common Stock on a 1-for-1 basis. The Series Seed Preferred Stock is also subject to mandatory conversion provisions upon either (i) immediately prior to the closing off a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common Stock; or, (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock then outstanding. In the event the outstanding shares of Common Stock are subdivided (by stock split, stock dividend, reverse split or otherwise), the shares of Series Seed Preferred Stock will be adjusted ratably to maintain each share’s ownership percentage. The Series Seed Preferred Stock Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to common stockholders upon liquidation. During the first two quarters of 2018, 2,300,000 shares of Series Seed Preferred Stock were sold for $1.00 per share for a cash proceeds of $2,300,000. Of these shares, 80,000 shares were issued to a related party. Also, during the first two quarters of 2018, 250,000 shares of Series Seed Preferred Stock were redeemed for $1.00 per share for cash of $250,000. During the last two quarters of 2018, 210,291 shares of Series Seed Preferred Stock were sold for $1.75 per share for a cash proceeds of $368,000. Additionally, 400,000 shares of Series Seed Preferred Stock were sold for $1.58 per share for a cash proceeds of $630,007.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 8 – STOCKHOLDERS’ EQUITY (Continued)

Common Stock:
The Company is authorized to issue 13,000,000 shares of Common Stock, par value $0.01 as of December 31, 2018. As of December 31, 2018, 10,244,945 shares were issued and outstanding.

On February 1, 2017, the Company executed a 10-for-1 stock split on all authorized, issued and outstanding shares of stock.

On February 7, 2017, the Company entered into a Stock Purchase Agreement (“SPA”) with Cenntro Automotive Group to purchase 3,000,000 shares of the company’s Common Stock at $0.15 per share. As consideration, the Company received $50,000 in cash, $92,061 of inventory and $307.939 of assembly line design, setup and tooling which is being used to mass-produce the Company’s 411 electric vehicle.

The Company has reserved a total of 4,135,795 shares of its Common Stock pursuant to the Long-Term Incentive Plan (“LTIP”) (see Note 11). The Company has 2,995,000 stock options outstanding under this plan as of December 31, 2018.

NOTE 9 – STOCK-BASED PAYMENTS

Long Term Incentive Plan:
The Company grants stock options and warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete.

Determining the appropriate fair value of the stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 9 – STOCK-BASED PAYMENTS (Continued)

The Company uses the following inputs when valuating stock-based awards. The expected life of the employee stock options was estimated using the “simplified method”, as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation as a result of stock option awards is included in the statement of operations as follows for the year ended December 31, 2018 and 2017:
	2018	2017

Research and development	$140,877	$4,268
Sales and marketing	$10,542	$12,409
General and administrative	$345,921	$69,333

See below for the weighted average variables used in assessing the fair value at the grant dates:

2018

Expected life (years)	3.0
Risk-free interest rate	2.46%
Expected volatility	73.2%
Total grant date fair value	$0.64

Total compensation cost related to non-vested awards not yet recognized as of December 31, 2018 was $929,338 and will be recognized on a straight-line basis through the end of the vesting periods in 2021. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2019, 2020 and 2021 is expected to be approximately $475,911, $374,589 and $78,838, respectively. The amount of future stock option compensation expense could be affected by any future option grants or by any forfeitures.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 9 – STOCK-BASED PAYMENTS (Continued)

The following table reflects the stock option activity for the year ended December 31, 2018.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)

Outstanding at December 31, 2017	1,815,000	$0.667	5.82

Granted	1,890,000	0.667	5.79
Exercised	0	0
Forfeitures	405,000	0.667	5.83

Outstanding at December 31, 2018	3,300,000	$0.667	5.80

Of the outstanding options, 1,181,664 were vested and exercisable as of December 31, 2018.

As of December 31, 2018 835,795 options are still issuable under the LTIP.

Warrants:
The Company grants stock warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures employee stock-based awards at grant-date fair value and recognizes contractor consulting expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete.

Determining the appropriate fair value of the stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for warrants, the expected life of the warrant, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its warrants granted. The assumptions used in calculating the fair value of warrant grants represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuating stock-based awards. Warrants to purchase the Company’s common stock granted to consultants are granted based on a five (5) year life. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S.

Treasury notes with a term approximating the expected life of the option at the grant-date.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 9 – STOCK-BASED PAYMENTS (Continued)

Stock-based compensation, for warrants is included in the statement of operations as follows for the year ended December 31, 2018 and 2017:
	2018	2017
General and administrative	$89,031	$0

See below for the weighted average variables used in assessing the fair value at the grant dates:

2018

Expected life (years)	3.0
Risk-free interest rate	2.46%
Expected volatility	73.2%
Total grant date fair value	$0.64

The following table reflects the stock warrant activity for the year ended December 31, 2018.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)

Outstanding at December 31, 2017	0	$--	--

Granted	515,500	2.00	5.00
Exercised	0	--
Forfeitures	0	--	--

Outstanding at December 31, 2018	515,500	$2.00	5.00

Of the outstanding warrants, all 515,500 were vested and exercisable as of December 31, 2018.

NOTE 10- INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of December 31, 2018 and 2017 are summarized below:

	2018	2017

Net operating loss carryforwards	$4,435,740	$1,009,899
Basis of property and equipment	155,735	(2,159)
Other	593,011	345
Total gross deferred tax assets	5,184,486	1,008,085
Less valuation allowance	(5,184,486)	(1,008,085)

Net deferred tax assets	$0	$0

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 10- INCOME TAXES (Continued)

As of December 31, 2018 and 2017, management was unable to determine if the Company’s deferred tax assets would be realized, and if realized, unable to determine the timing and the effective tax rates that they would be determined. The Company has therefore recorded a valuation allowance of $5,184,486 and $1,008,085 for the years ended December 31, 2018 and 2017, respectively. Additionally, the Company had Net Operating Losses of $3,839,550 and $1,009,899 for the years ended December 31, 2018 and 2017, respectively.

No federal tax provision has been provided for the years ended December 31, 2018 and 2017 due to the losses incurred during such periods.

NOTE 11 – RELATED-PARTY TRANSACTIONS

On March 1, 2017, the Company entered into a royalty-based agreement with Sustainability Initiatives, LLC (“SI”) that is controlled by two of the three Company board members in the effort to accelerate the start-up of the Company’s operations. In return for acceleration assistance and for serving the Chief Visionary Officer role, the agreement pays a monthly retainer of $6,000 per month. On a quarterly basis, the Company remits a royalty of a percentage (see table below) of company revenues less the retainer amounts for the measurement quarter paid to date.

Revenues	Royalty Percentage

$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

On April 1, 2017, the Company entered into a fee-for-service agreement with SI. In return for accounting, marketing, graphics and other services, the Company pays fixed, market-standard hourly rates under the shared services agreement as services are rendered. As of December 31, 2018 and 2017, the Company had a balance outstanding to SI for $6,623 and $15,250, respectively. Total expenses paid or payable SI were $224,188 and $183,538 for the years ended December 31, 2018 and 2017, respectively.

In 2017, the Company executed a Stock Purchase Agreement with Cenntro Automotive, (“Cenntro”) a US company that maintains a manufacturing facility near Shanghai, China for three million (3,000,000) shares of the Company’s common stock. As consideration, Cenntro contributed cash of $50,000, raw material inventory items valued at $92,061 and supplier tooling and assembly line development and ramp-up valued at $307,939. As of December 31, 2018, Cenntro owned approximately 18% of the Company’s stock on a fully-diluted basis.

In 2017, the Company executed a supply chain contract with Cenntro. Currently, the Company purchases 100% of its vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. Contract terms are industry standard and represent arms-length market pricing.

AUSTIN EV, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE 11 – RELATED-PARTY TRANSACTIONS (Continued)

As of December 31, 2018 and 2017, the amounts outstanding to Cenntro for factory tooling were $324,202 and $0, respectively. Additionally, as of December 31, 2018 and 2017, the amounts outstanding to Cenntro for trade accounts payable were $2,149,295 and $1,491,495, respectively

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events for disclosure in these financial statements through June 3, 2019, which is the date the financial statements were available to be issued and has not identified any material events requiring disclosure other than identified below.

In the two months ended February 2019, the Company issued notes payable to 5 individuals totaling $800,000 for short term financing. The notes are convertible to the Company’s Preferred Stock after sixty (60) days. The notes carry an interest rate of twelve percent (12%), which increases to fifteen percent (15%) after sixty (60) days. The notes carry with them 30% warrant coverage to purchase the Company’s Common Stock.

In the three months ended March 31, 2019, the Company issued 946,500 shares of its Series Seed 2 Preferred Stock at $1.75 per share for total proceeds of $1,731,375.

On March 13, 2019, the Company entered into a strategic Definitive Agreement with Club Car, a division of Ingersoll Rand, granting exclusive rights to private-label the AEV 411 light electric truck for resale to its 535 dealer network. Club Car must order a minimum of 500 vehicles in 2019 in order to maintain exclusive rights to the private-label rights of the vehicles. The Company has begun shipping vehicles under this master procurement agreement.